Exhibit 21

Subsidiaries	Jurisdiction of Organization
Arizona Diagnostic & Surgical Center, Inc	Delaware
Baptist Joint Venture Holdings, Inc.	Delaware
Beaumont Hospital Holdings, Inc.	Delaware
Biltmore Surgery Center Holdings, Inc.	Delaware
Brim Healthcare of Colorado, LLC	Colorado
Brim Healthcare of Texas, LLC	Delaware
Brim Holding Company, Inc.	Delaware
Brim Physicians Group of Colorado, LLC	Colorado
Brim Physicians Group of Texas, LLC	Delaware
Choice Care Clinic of Florida, Inc. (fka Tampa Bay Staffing Solutions, Inc.)	Delaware
Choice Care Clinic of Louisiana, Inc.	Delaware
Davis Hospital & Medical Center, LP	Delaware
Davis Hospital Holdings, Inc.	Delaware
Davis Surgical Center Holdings, Inc.	Delaware
DecisionPoint Services, Inc.	Delaware
Downtown Houston Physician Hospital Organization	Texas
Extended Care Hospital of Southeast Texas, Inc. (fka IASIS Port Arthur ASC, Inc.)	Delaware
Glenwood Specialty Imaging, LLC (fka The Surgery Center at Salt Lake Regional, LLC)	Delaware
Harpeth Insurance Limited	Bermuda
Health Choice Arizona, Inc.	Delaware
Health Choice Management Co.	Delaware
Health Choice Preferred Network LLC	Delaware
Heart and Lung Institute of Utah, Inc.	Utah
IASIS Capital Corporation	Delaware
IASIS Finance Texas Holdings, LLC	Delaware
IASIS Finance, Inc.	Delaware
IASIS Glenwood Regional Medical Center, LP	Delaware
IASIS Healthcare Foundation	Tennessee
IASIS Healthcare Holdings, Inc.	Delaware
IASIS Hospital Nurse Staffing Company	Delaware
IASIS Management Company	Delaware
IASIS Physician Services, Inc.	Delaware
IASIS Ouachita Community Hospital, LP	Delaware
IASIS Physician Services, Inc.	Delaware
IASIS Transco, Inc.	Delaware
Indigent Care Services of Northeast Louisiana, Inc. (fka First Choice Physicians Network Holdings, Inc.)	Delaware
Indigent Care Services of Permian Basin, Inc.	Texas
Jordan Valley Hospital Holdings, Inc.	Delaware
Jordan Valley Medical Center, LP	Delaware
MCS/AZ, Inc.	Delaware
Memorial Hospital of Tampa, LP	Delaware
Mesa General Hospital, LP	Delaware
Mountain Vista Medical Center, LP	Delaware
NLV Healthcare Development, LP	Delaware
North Vista Hospital, Inc.	Delaware
Odessa Regional Hospital, LP	Delaware
Palms of Pasadena Homecare, Inc.	Delaware
Palms of Pasadena Hospital, LP	Delaware
Permian Basin Clinical Services, inc.	Texas
Permian Premier Health Services, Inc.	Texas

Subsidiaries	Jurisdiction of Organization
Physician Group of Arizona, Inc.	Delaware
Physician Group of Florida, Inc.	Delaware
Physician Group of Louisiana, Inc.	Delaware
Physician Group of Utah, Inc.	Delaware
Port Arthur Medical Clinic, PLLC	Texas
Rocky Mountain Medical Center, Inc.	Delaware
Rocky Mountain Women’s Health Center, Inc.	Utah
Salt Lake Regional Medical Center, LP	Delaware
Salt Lake Regional Physicians, Inc.	Delaware
Seaboard Development LLC	Utah
SET Physicians	Texas
SJ Medical Center, LLC	Texas
SJMC Physician Services	Texas
Southridge Plaza Holdings, Inc.	Delaware
Southwest General Hospital, LP	Delaware
Southwest Physicians of San Antonio	Texas
SSJ St. Petersburg Holdings, Inc.	Delaware
St. Luke’s Behavioral Hospital, LP	Delaware
St Luke’s Medical Center, LP	Delaware
Texarkana Regional Healthcare Network	Texas
The Medical Center of Southeast Texas, LP	Delaware
Town & Country Hospital, LP	Delaware
Utah Transcription Services, Inc.	Delaware